Exhibit 10.10

FOURTH AMENDMENT TO THE ASSIGNMENT OF LICENSE AGREEMENT

THIS FOURTH AMENDMENT TO THE ASSIGNMENT OF LICENSE AGREEMENT (“Fourth Amendment”) is entered into July 29, 2005 (“Effective Date”) by and between Blast Energy Services, Inc. (formerly known as Verdisys, Inc.), a California corporation (“Blast”) and Maxim TEP, Inc., a Texas Corporation (“Maxim”).

WHEREAS on March 8, 2005, Blast and Maxim entered into an assignment of license agreement requiring payments to be made in accordance with a defined payment schedule;

WHEREAS Maxim has failed to pay Four Hundred Thousand ($400,000) Dollars of the total balance due on June 3, 2005, has failed to cure the default within the defined 45 day cure period and has failed to pay the amount by the extension date of July 29, 2005;

WHEREAS Maxim has requested an extended period to pay Three Hundred and Sixty Five Thousand ($365,000) Dollars of the additional consideration due;

THEREFORE, in view of the good and valuable consideration stated below, Blast and Maxim agree as follows:

1. Extension Period.

1.1 Blast agrees to extend the period that Maxim has to Three Hundred and Sixty Five Thousand ($365,000) Dollars of the balance due to August 5, 2005. Failure to pay the Three Hundred and Sixty Five Thousand ($365,000) Dollars on or before August 5, 2005 will result in the lapse of the assignment and forfeiture of all prior consideration.

2. Consideration.

2.1 In consideration of this Extension, Maxim shall pay a delinquency fee of Twenty Five Thousand ($25,000) Dollars on July 29, 2005, and an additional Thirty Five Thousand ($35,000) Dollars to be credited to the balance outstanding on the same date.

All other terms of the Assignment of License Agreement and the First and Second Third Amendment are unchanged and remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MAXIM TEP, INC.

/s/ Robert Sepos, CFO	7/29/2005 Date
Robert Sepos, Chief Financial Officer

BLAST ENERGY SERVICES, INC.

/s/ John O’Keefe	7/29/05 Date
John O’Keefe, EVP & Co-CEO